UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2011

Buckeye Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-167917	27-2565276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 S. Eastern Ave., Suite 200, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 938-0491

1376 Lead Hill Blvd, Suite 100, Roseville, CA, 95747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Buckeye Oil Canada

On June 23, 2011 Buckeye Oil & Gas, Inc. (the “Registrant”) entered into a Stock Purchase Agreement to acquire all of the issued and outstanding shares of a private Canadian business owned by the Registrant’s sole executive officer called Buckeye Oil & Gas (Canada) Inc. (“Buckeye Canada”), a company incorporated in Alberta, Canada. The purchase price paid for the shares of Buckeye Canada was $400,000, which was paid by the issuance to Pol Brisset, the Registrant's sole officer and a director, of 1,000,000 shares of common stock of the Registrant.

As a result of the acquisition, Buckeye Canada became a wholly-owned subsidiary of the Registrant.

Pursuant to the terms of the Stock Purchase Agreement, the parties made representations and warranties customary for a transaction of this nature. Mr. Brisset, as the seller of the shares of Buckeye Canada, agreed to indemnify the Registrant for the breach of any representations made by either Mr. Prisset or Buckeye Canada contained in the Purchase Agreement.

For all the terms and provisions of the Stock Purchase Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Farmout and Participation Agreement with Luxor

Buckeye Canada’s sole asset is rights granted pursuant to a Farmout and Participation Agreement with Luxor Oil & Gas, Inc. (“Luxor”).  Under this agreement Buckeye Canada has agreed to incur 80% of the cost of drilling a well on one of Luxor’s properties in exchange for a 56% working interest in said well. Buckeye Canada has paid Luxor CDN $305,753 (approximately USD $311,900) in connection with the drilling of this well, and it is anticipated that approximately CDN $160,000 (approximately USD $163,200) in additional expenses will be incurred to complete the well. It is expected to be drilled by July 15, 2011.

Buckeye Canada has the right of first refusal to participate on two additional properties if Luxor determines that it desires to pursue drilling on those properties. If Buckeye Canada exercises this right, it will need to pay 80% of such expenses in exchange for 56% of the revenues.

In a separate agreement, Buckeye Canada sold half of its interest in its rights pursuant to the Farmout Agreement with Luxor to a privately-owned company. Accordingly, Buckeye Canada will only have a 28% interest in any wells drilled by Luxor, as long as the private company continues to fund its half of the required amount of expenses.

For all the terms and provisions of the Farmout and Participation Agreement, reference is hereby made to such documents annexed hereto as Exhibit 10.2.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document

10.1	Stock Purchase Agreement dated June 23, 2011 among Buckeye Oil & Gas, Inc., Pol Brisset and Buckeye Oil & Gas Canada, Inc.
10.2	Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil & Gas Ltd. and Buckeye Oil & Gas (Canada), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2011

BUCKEYE OIL & GAS, INC.

By: /s/ Pol Brisset
Name: Pol Brisset
Title: President and Chief Executive Officer